EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To Surgical Laser Technologies, Inc:

We have issued our report dated January 26, 2001, accompanying the consolidated financial statements of Surgical Laser Technologies, Inc. and Subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of Surgical Laser Technologies, Inc. and Subsidiaries on Form S-8 Registration Statement Numbers 33-32835, 33-38748, 33-42451, 33-49730,
33-83074, 333-19229 and 333-49110.


                                                     /s/ GRANT THORNTON LLP





Philadelphia, Pennsylvania
March 28, 2001